TRANSLATION FROM HEBREW

                                   (EMBLEM)
REGISTRAR OF COMPANY                ISRAEL                  MINISTRY OF JUSTICE

The Companies Law 1999


              CERTIFICATE CONFIRMING ALTERATION OF A COMPANIES NAME


I hereby certify that in accordance with Section 31 (B) of The Companies Law-1999, change of name was made by the company: RFL TECHNOLOGIES LTD


To be named henceforth: SYNERON MEDICAL LTD


The aforementioned amended name was registered in the Registry of Companies


Issued by my signature in Jerusalem today, 11/9/2001


                                                      Company's Number 512986514
                          Registry of Companies (sgd)            (-)
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                                                                          (SEAL)